EXHIBIT 99.1
VALLEY NATIONAL GASES INCORPORATED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors,
Valley National Gases Incorporated:
      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Valley National Gases Incorporated at June 30, 2004 and 2003, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      As discussed in Note 14 to the financial statements, in 2004 the Company adopted FIN 46R, “Consolidation of Variable Interest Entities.”
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
August 9, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors,
Valley National Gases Incorporated:
      We have audited the accompanying consolidated statements of operations, changes in stockholders’ equity, and cash flows of Valley National Gases Incorporated (a Pennsylvania corporation) for the year ended June 30, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Valley National Gases Incorporated for the year ended June 30, 2002, in conformity with U.S. generally accepted accounting principles.
      As discussed in Note 5 to the financial statements, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets.”
/s/ Ernst & Young LLP
Ernst & Young LLP
Pittsburgh, Pennsylvania,
July 30, 2002

VALLEY NATIONAL GASES INCORPORATED
CONSOLIDATED BALANCE SHEETS
June 30, 2003 and 2004

	2003	2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,782,713	$549,002
Accounts receivable, net of allowance for doubtful accounts of $814,846 and $747,309, respectively	15,372,616	15,043,640
Inventory	10,013,709	9,415,875
Prepaids and other	859,208	883,681
Current deferred tax asset	3,458,887	2,346,484
Refundable taxes	1,587,681	1,183,324

Total current assets	33,074,814	29,422,006

PROPERTY, PLANT AND EQUIPMENT:
Land	55,000	2,183,176
Buildings and improvements	6,217,806	18,529,827
Equipment	87,045,075	89,084,662
Transportation equipment	14,306,183	18,058,515
Furniture and fixtures	7,414,897	7,961,202

Total property, plant and equipment	115,038,961	135,817,382
Accumulated depreciation	(45,380,867)	(53,148,410)

Net property, plant and equipment	69,658,094	82,668,972

OTHER ASSETS:
Non-compete agreements and consulting agreements, net of accumulated amortization of $12,501,875 and $8,796,725, respectively	3,885,170	2,711,337
Goodwill	41,209,615	40,997,738
Deposits and other assets	1,387,139	1,534,989

Total other assets	46,481,924	45,244,064

TOTAL ASSETS	$149,214,832	$157,335,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$5,916,423	$2,651,934
Bank overdraft	—	668,046
Accounts payable	7,460,442	8,235,193
Accrued compensation and employee benefits	3,541,493	3,734,967
Interest rate derivatives	2,527,280	1,760,338
Other current liabilities	2,927,010	2,491,451

Total current liabilities	22,372,648	19,541,929
LONG-TERM DEBT, less current maturities	67,641,782	62,286,040
DEFERRED TAX LIABILITY	18,658,385	21,977,647
OTHER LONG-TERM LIABILITIES	1,797,102	1,681,696
INTEREST RATE DERIVATIVES	2,601,710	358,105

Total liabilities	113,071,627	105,845,417

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN VARIABLE INTEREST ENTITIES	—	5,381,500
STOCKHOLDERS’ EQUITY:
Preferred stock, par value, $.01 per share — Authorized, 5,000,000 shares, none Issued or Outstanding	—	—
Common stock, par value, $.001 per share — Authorized, 30,000,000 shares; Issued, 9,620,084 shares; Outstanding, 9,356,834 shares and 9,464,584 shares, respectively	9,620	9,620
Paid-in-capital	19,221,378	18,905,761
Retained earnings	21,988,827	29,668,686
Accumulated other comprehensive loss	(2,890,059)	(1,184,309)
Treasury stock at cost, 263,250 and 155,500 shares, respectively	(2,186,561)	(1,291,633)

Total stockholders’ equity	36,143,205	46,108,125

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$149,214,832	$157,335,042

The accompanying notes are an integral part of these consolidated financial statements.

VALLEY NATIONAL GASES INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended June 30, 2002, 2003 and 2004

	2002	2003	2004

NET SALES	$144,523,199	$151,231,830	$154,455,606
COSTS AND EXPENSES
Cost of products sold, excluding depreciation and amortization	67,906,417	73,142,617	71,557,747
Operating, distribution and administrative	56,187,508	62,368,366	57,231,034
Depreciation	5,077,027	5,699,115	5,811,143
Amortization of intangibles	2,631,213	3,201,025	1,662,980
(Gain) loss on disposal of assets	(6,588)	28,171	(225,419)

Total costs and expenses	131,795,577	144,439,294	136,037,485

INCOME FROM OPERATIONS	12,727,622	6,792,536	18,418,121
INTEREST EXPENSE	5,947,283	6,623,266	5,657,066
OTHER INCOME:
Interest and dividend income	220,829	199,419	225,716
Other income	213,933	18,802	93,250

Total other income	434,762	218,221	318,966

EARNINGS BEFORE MINORITY INTEREST	7,215,101	387,491	13,080,021
MINORITY INTEREST	—	—	880,235

NET EARNINGS BEFORE TAXES	7,215,101	387,491	12,199,786
PROVISION FOR INCOME TAXES	2,994,267	151,121	4,519,927

NET EARNINGS	$4,220,834	$236,370	$7,679,859
BASIC EARNINGS PER SHARE	$0.45	$0.03	$0.82
DILUTED EARNINGS PER SHARE	$0.45	$0.03	$0.81
WEIGHTED AVERAGE SHARES:
Basic	9,347,584	9,350,068	9,381,447
Diluted	9,398,514	9,392,885	9,444,086
The accompanying notes are an integral part of these consolidated financial statements

VALLEY NATIONAL GASES INCORPORATED
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the years ended June 30, 2002, 2003 and 2004

						Accumulated
	Common Stock		Treasury Stock			Other		Total
					Paid-in-	Comprehensive	Retained	Stockholders’	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Loss	Earnings	Equity	Income

BALANCE, June 30, 2001	9,620,084	$9,620	272,500	$(2,263,428)	$19,269,338	$(942,967)	$17,531,623	$33,604,186
Net earnings	—	—	—	—	—	—	4,220,834	4,220,834	$4,220,834
Unrealized (losses) on derivatives designated and qualified as cash flow hedges, net of tax benefit of $868,604	—	—	—	—	—	(1,302,906)	—	(1,302,906)	(1,302,906)
Reclassification of unrealized gains on derivatives, net of tax provision of $74,340	—	—	—	—	—	111,511	—	111,511	111,511

BALANCE, June 30, 2002	9,620,084	9,620	272,500	(2,263,428)	19,269,338	(2,134,362)	21,752,457	36,633,625	3,029,439

Net earnings	—	—	—	—	—	—	236,370	236,370	236,370
Exercise of stock options	—	—	(9,250)	76,867	(47,960)	—	—	28,907	—
Unrealized (losses) on derivatives designated and qualified as cash flow hedges, net of tax benefit of $578,139	—	—	—	—	—	(867,208)	—	(867,208)	(867,208)
Reclassification of unrealized gains on derivatives, net of tax provision of $74,340	—	—	—	—	—	111,511	—	111,511	111,511

BALANCE, June 30, 2003	9,620,084	9,620	263,250	(2,186,561)	19,221,378	(2,890,059)	21,988,827	36,143,205	(519,327)

Net earnings	—	—	—	—	—	—	7,679,859	7,679,859	7,679,859
Exercise of stock options	—	—	(107,750)	894,928	(315,617)	—	—	579,311	—
Unrealized gains on derivatives designated and qualified as cash flow hedges, net of tax provision of $1,080,357	—	—	—	—	—	1,620,535	—	1,620,535	1,620,535
Reclassification of unrealized gains on derivatives, net of tax provision of $56,810	—	—	—	—	—	85,215	—	85,215	85,215

BALANCE, June 30, 2004	9,620,084	$9,620	155,500	$(1,291,633)	$18,905,761	$(1,184,309)	$29,668,686	$46,108,125	$9,385,609

The accompanying notes are an integral part of these consolidated financial statements.

VALLEY NATIONAL GASES INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended June 30, 2002, 2003 and 2004

	2002	2003	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,220,834	$236,370	$7,679,859
Adjustments to reconcile net income to net cash provided by operating activities —
Amortization of SFAS No. 133 transition amount	111,511	111,511	85,215
Depreciation	5,077,027	5,699,115	5,524,489
Amortization	2,631,213	2,418,783	1,662,980
Loss (gain) on disposal of assets	(78,765)	28,171	107,565
Provision for allowance on doubtful accounts	1,033,922	1,364,672	640,554
Disposition of doubtful accounts	(946,922)	(1,234,724)	(708,091)
Disposition of inventory	—	1,387,654	143,421
Write-off of non-compete agreements	—	782,242	—
Utilization of income taxes paid	(583,911)	(1,112,378)	404,357
Deferred taxes	3,065,709	2,146,296	1,911,411
Changes in operating assets and liabilities —
Accounts receivable	1,113,058	598,095	554,008
Inventory	1,297,284	4,258,375	454,413
Prepaids and other	117,789	682,993	165,241
Accounts payable	540,177	(360,623)	1,244,408
Accrued compensation and employee benefits	(434,446)	449,793	193,473
Non-compete agreements	(600,000)	(567,780)	—
Deposits and other assets	116,002	102,600	1,871,790
Other current liabilities	(189,868)	676,379	(273,559)
Other long-term liabilities	250,488	(1,152,887)	(1,118,068)

Net cash provided by operating activities	16,741,102	16,514,657	20,543,466

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets	163,568	228,770	51,229
Cash from consolidation of variable interest entities	—	—	443,303
Purchases of property and equipment	(7,366,582)	(6,303,488)	(7,334,486)
Business acquisitions, net of cash acquired	(5,470,767)	(1,273,794)	(272,617)

Net cash used by investing activities	(12,673,781)	(7,348,512)	(7,112,571)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	67,961,360	48,342,521	33,432,820
Principal payments on borrowings	(71,354,733)	(56,971,527)	(48,676,738)
Proceeds from exercise of stock options	—	28,906	579,312

Net cash provided (used) by financing activities	(3,393,373)	(8,600,100)	(14,664,606)

NET CHANGE IN CASH AND CASH EQUIVALENTS	673,948	566,045	(1,233,711)
CASH AND CASH EQUIVALENTS, beginning of year	542,720	1,216,668	1,782,713

CASH AND CASH EQUIVALENTS, end of year	$1,216,668	$1,782,713	$549,002

The accompanying notes are an integral part of these consolidated financial statements.

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003 AND 2004

1.	BASIS OF PRESENTATION:
      The accompanying condensed consolidated financial statements include the accounts of Valley National Gases Incorporated and entities, as of June 30, 2004, required to be consolidated pursuant to Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities,” (“FIN 46R”) effective March 31, 2004. The term “Valley” as used throughout this document is used to indicate Valley National Gases Incorporated. The term “the Company” as used throughout this document is used to indicate Valley as well as entities required to be consolidated under FIN 46R. Effective with this adoption, Valley has two reportable segments: Valley and Variable Interests Entities (See Note 3).

2.	ORGANIZATION:
      Valley National Gases Incorporated, a Pennsylvania corporation (Valley), produces, packages and resells industrial gases, specialty gases and propane; and resells welding hard goods and equipment. Valley’s gas operations consist primarily of packaging and mixing industrial, medical and specialty gases, such as oxygen, nitrogen and argon, in pressurized cylinders and transporting these cylinders to customers from one of Valley’s 65 distribution or retail locations. In addition, Valley distributes propane to industrial and residential customers. Welding equipment and supplies sales includes welding machines, wire, fluxes and electrodes, as well as a wide variety of supporting equipment. Since Valley was founded, it has completed 70 acquisitions of smaller independent local companies. Valley, through its consolidated subsidiaries, has been in operation since 1958 and currently operates in 11 states.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Principles of Consolidation
      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company balances have been eliminated.
Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash Equivalents
      For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. No collateral or security is provided on these deposits, other than the $100,000 of deposits per financial institution, which is insured by the Federal Deposit Insurance Corporation.
Trade Receivables
      Valley makes estimates of the collectability of its trade receivables on a monthly basis. Management has established an allowance for doubtful accounts to adjust the carrying value of trade receivables to fair value based on an estimate of the amount of trade receivables that are deemed uncollectible. The

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
3.                       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
allowance for doubtful accounts is determined based on historical experience, economic trends and management’s knowledge of significant accounts.
      The roll-forward of the allowance for doubtful accounts for the year ended June 30 was as follows:

	2003	2004

Beginning of the year	$684,898	$814,846
Charges	1,364,672	640,554
Deductions	(1,234,724)	(708,091)

End of the year	$814,846	$747,309

Inventory
      Valley’s inventories are stated at the lower of cost or market cost being determined by the first in, first-out method. Valley writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon its physical condition as well as assumptions about future demand and market conditions. If actual demand or market conditions in the future are less favorable than those estimated, additional inventory write-downs may be required. Estimates of physical losses of inventory are made on a quarterly basis based upon historical results.
      The components of inventory for the year ended June 30 were as follows:

	2003	2004

Hard goods	$7,454,660	$7,300,461
Gases	2,559,049	2,115,414

	$10,013,709	$9,415,875

Cost of Products Sold, Excluding Depreciation
      Cost of products sold principally consists of direct material costs and freight-in for bulk gas purchases and hard goods (welding supplies and equipment, safety products and industrial tools and supplies).
Operating, Distribution and Administrative Expenses
      Operating, distribution and administrative expenses consist of labor and overhead associated with the purchasing, marketing and distribution of the Company’s products, as well as costs associated with a variety of administrative functions such as legal, treasury, accounting and tax, and facility-related expenses.
Depreciation
      The Company recognizes depreciation expense on all its property, plant and equipment in the consolidated statement of earnings line item “Depreciation”.
Shipping and Handling Fees and Distribution Costs
      The Company recognizes delivery and freight charges to customers as elements of net sales. Costs of third-party freight are recognized as cost of products sold. The majority of the costs associated with the distribution of the Company’s products, which include direct labor and overhead associated with filling, warehousing and delivery by Company vehicles, is reflected in operating, distribution and administrative expenses and amounted to $20,581,000, $21,449,000 and $20,176,000 for the fiscal years ended June 30,

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
3.                       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
2004, 2003 and 2002, respectively. The Company conducts multiple operations out of the same facilities and does not allocate facility-related expenses to each operational function. Accordingly, there is no facility-related expense in the distribution costs disclosed above. Depreciation expense associated with the Company’s delivery fleet amounted to $1,179,000, $1,072,000 and $1,159,000 for the fiscal years ended June 30, 2004, 2003 and 2002, respectively, and is included in depreciation expense.
      Third party freight costs relating to the delivery of products to customers totaled $716,000, $727,000 and $606,000 for the years ended June 30, 2004, 2003 and 2002, respectively, and were classified as operating, distribution and administrative expenses.
      The Company has classified cost of deliveries by its employees and vehicles as operating, distribution and administrative expenses which amounted to $14,916,000, $14,176,000 and $13,228,000 for the years ended June 30, 2004, 2003 and 2002, respectively.
Property, Plant and Equipment
      Valley’s property, plant and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the properties, while leasehold improvements are amortized over the shorter of their useful life or the term of the lease as follows:

Years

Buildings and improvements	10-25
Cylinders	12-30
Equipment other than cylinders	5-7
Transportation equipment	3-7
Furniture fixtures	3-7
      The cost of maintenance and repairs is charged to operations as incurred. Major renewals and betterments that extend the useful life of the asset are capitalized. The costs of property, plant and equipment retired or otherwise disposed of and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in other income (expense). See Note 14 for information related to property plant and equipment owned by the Variable Interest Entities.
      Effective July 1, 2001, Valley changed its estimate of the useful lives of its delivery vehicles from 3 to 7 years. This change was made to better reflect the estimated periods during which these assets will remain in service and was the result of thorough studies and analyses. The studies considered empirical data obtained from truck manufacturers and other industry experts and experience gained from Valley’s maintenance of a delivery vehicle population of approximately 200 delivery vehicles. The change had the effect of reducing depreciation expense for the year ended June 30, 2002 by approximately $495,000 and increasing net income by $290,000 or $0.03 per diluted share.
Goodwill and Other Intangible Assets
      Intangibles consist of non-competition agreements, goodwill, consulting agreements and deferred loan origination costs. Costs pursuant to non-competition agreements entered into in connection with business acquisitions are amortized over the terms of the arrangements. Annually, or more frequently if needed, goodwill is evaluated for impairment, with any resulting impairment charge reflected as an operating expense. Since each Valley location is an operating segment, management considers goodwill by location compared to actual and expected future results in evaluating impairment. Consulting agreements are entered into with the owners of various businesses acquired by Valley and require such owners to be available to perform services upon Valley’s request. Consulting costs are amortized over the term of the

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
3.                       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
agreement. Deferred loan origination costs are amortized over the term of the related debt using the straight line method.
Valuation of Long-Lived Assets
      Long-lived and intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Intangible assets are reviewed at least annually at the close of the fiscal year. Determination of recoverability is based on an estimate of discounted or undiscounted future cash flows resulting from the use of the assets and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the assets.
Employee Health Care Benefits Payable
      Valley has self-funded health care benefit programs in place whereby a third party administrator settles and pays incurred claims on an on-going basis. Valley estimates the level of outstanding claims, at any point in time, which amounted to $1.1 million and $0.7 million at June 30, 2003 and 2004, respectively. Included in this estimate are claims incurred but not reported, based upon historical payment patterns, knowledge of individual claims and estimates of health care costs. Valley has stop-loss insurance coverage in place to limit the extent of individual claims. As of July 1, 2003, Valley changed third party administrators which resulted in more timely payment of claims and reduced claim costs. As a result, Valley reduced its accrual by $400,000 at June 30, 2004.
Income Taxes
      Income taxes are accounted for in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes”, under which deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the estimated tax rate at the date of reversal. These differences are classified as current or non-current based upon the classification of the related asset or liability. For temporary differences that are not related to an asset or liability, classification is based upon the expected reversal date of the temporary difference. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company estimates and records additional tax expense based on uncertain tax positions taken by the Company within statutory limitations. This estimate is adjusted when tax audits are completed or when the statute of limitations expires on those recorded tax positions.
Segments
      Effective with the adoption of FIN 46R in the third quarter of 2004 and the required consolidation of certain variable interest entities (See Note 1), the Company has two reportable segments: Valley and Variable Interest Entities. Since these are two separate and distinct businesses, the financial information for each company is maintained and managed separately. The results of operations and assets for each of these segments are derived from separate financial reporting systems. All intercompany activity is eliminated in consolidation.
      The Variable Interest Entities reportable segment, including West Rentals, Inc., G.E.W. Real Estate LLC, RealEquip-Lease LLC, Equip-Lease Co. and Acetylene Products Corp. primarily purchases, develops, sells and/or leases real estate.
      The Valley reportable segment operates 64 retail and distribution locations in 11 states. All locations offer the same core products of packaged gases, welding equipment and supplies. All locations generally

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
3.                       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
sell to the same types of customers such as metal fabrication, construction, general industrial, research and laboratory, hospital and other medical, commercial, agricultural and residential. The Company considers each of the locations to be an operating segment as defined in SFAS No. 131, however, none of these locations individually meet the quantitative thresholds stated in SFAS No. 131 of 10% of revenue (or profits or assets). In addition, these segments are so similar in economic characteristics, long-term gross margin averages, products sold, types of customers, methods of distribution and regulatory environment that these operating segments should be aggregated into one reporting segment.
Earnings Per Share
      Basic earnings per share is computed in accordance with SFAS No. 128, “Earnings Per Share” by dividing net income by the number of weighted-average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted-average common and common equivalent shares outstanding during the year (See Note 8).
Accounting For Stock-Based Compensation
      Valley has a stock-based compensation plan which is described more fully in Note 11. Valley accounts for this plan under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issues to Employees”. Under these provisions, stock-based employee compensation cost is not reflected in net income for any year, as all options granted under the plan had an exercise price equal to or greater than the market value of the underlying common stock on the grant date.
      If Valley had elected to recognize compensation cost for these stock options based on the fair value method set forth in SFAS No. 123, “Accounting for Stock Based Compensation” Valley’s net earnings and earnings per share would have been the pro forma amounts indicated below:

	2002	2003	2004

Net earnings
As reported	$4,220,834	$236,370	$7,679,859
Deduct: Total stock-based employee compensation expense based on the fair value method for all awards, net of related tax effects	50,436	66,391	84,879

Pro forma	$4,170,398	$169,979	$7,594,980

Earnings per share assuming dilution
As reported	$0.45	$0.03	$0.82
Stock option adjustment	0.01	0.01	0.01

Pro forma	$0.44	$0.02	$0.81

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Comprehensive Income
      Comprehensive income includes net earnings and unrealized gains and losses on derivatives designated and qualified as cash flow hedges.
Major Customers and Concentrations of Credit Risk:
      Valley markets its products to a diverse customer base in unrelated industries and, as such, does not have any significant concentrations of credit risk. No one customer accounted for greater than 10.0% of revenues in 2002, 2003 and 2004.
      Valley purchases industrial gas, welding supplies, and bulk gas from a variety of vendors. Two of those vendors in fiscal year 2004 individually supplied purchases greater than 10.0%, accounting for 18.7% and 13.2%, respectively. Three vendors in fiscal year 2003 individually supplied purchases greater than 10.0%, accounting for 13.0%, 12.2% and 10.2%, respectively. All vendors that exceeded 10.0% supplied gases to the Company.
Revenue Recognition
      Revenue from product sales is recognized upon delivery to the customer when both risk of loss and title has transferred to the customer and collection is assured in accordance with Standard Accounting Bulletin No. 104. In most revenue transactions, Valley delivers the product using owned or leased vehicles or the customer purchases the product at the distribution location. Cylinder lease revenue is deferred when the arrangement is negotiated and recognized into revenue ratably over the terms of the lease. Customer prepayments are recorded as deferred revenue.
Disclosures About Fair Value of Financial Instruments
      The following methods and assumptions were used to estimate fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and Cash Equivalents — The carrying amount approximates fair value due to the short maturity of those instruments.

Long-Term Debt — The fair value of long-term debt bearing interest at floating rates is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.
      The estimated fair values of the Company’s financial instruments as of June 30, 2003 and 2004 are as follows:

	As of June 30, 2003		As of June 30, 2004

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Cash and cash equivalents	$1,782,713	$1,782,713	$549,002	$549,002
Debt	$73,558,205	$73,134,100	$64,937,974	$64,179,693
      The fair values and carrying amounts of the Company’s term notes and revolving note are deemed to be approximately equivalent as they bear interest at floating rates, which are based upon current market rates.
      Valley utilizes interest rate swap agreements to reduce the potential impact of increases in interest rates on floating-rate long-term debt. Counterparties to these contracts are major financial institutions.

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
3.                       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Valley has established counterparty credit guidelines and only enters into transactions with financial institutions of investment grade or better. Management believes the risk of incurring losses related to credit risk is remote, and any losses would be immaterial to financial results.
      In accordance with the provisions of SFAS No. 133, as amended, Valley recognizes all derivatives on the balance sheet at fair value. On the date the derivative instrument is entered into, Valley generally designates the derivative as a hedge of the variability of cash flows to be paid related to a recognized liability (cash flow hedge). In determining effectiveness, Valley considers the notional amount, the basis of the interest rate and the fair market value of the derivative in comparison to Valley’s bank financed debt. Changes in the fair value of a derivative that is designated as and meets all the required criteria for a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings. Changes in the fair value of a derivative that is not designated as a hedge are recorded immediately in earnings. These changes are recorded on a quarterly basis and resulted in a decrease in interest expense of $206,817, $4,711 and $189,630 for fiscal years ended 2002, 2003 and 2004, respectively. At June 30, 2004 and 2003, Valley had interest rate swap agreements outstanding that effectively convert a notional amount of $60.0 million and $55.0 million, respectively, from floating rates to fixed rates. The agreements outstanding at June 30, 2004 mature at various times between December 2004 and January 2006. Valley would have paid $2,107,444 and $5,128,990 to settle its interest rate swap agreements at June 30, 2004 and 2003, respectively, which represents the fair value of these agreements. The carrying value equals the fair value for these contracts at June 30, 2004 and 2003. Fair value was estimated based on the mark-to market value of the contracts, which closely approximates the amount Valley could receive or pay to terminate the agreements at year end.
      Based upon interest rates at June 30, 2004, Valley expects to recognize into earnings in the next 12 months net current liabilities of $247,804 related to outstanding derivative instruments and net losses of $101,984 recorded in accumulated other comprehensive loss, related to the classification of unrealized losses on derivatives that were not designated as cash flow hedges upon the adoption of SFAS No. 133.
New Accounting Standards
      In January 2003, the FASB issued FIN 46. A variable interest entity, or VIE, is one where the contractual or ownership interests in an entity change with changes in the entity’s net asset value. This interpretation requires the consolidation of a VIE by the primary beneficiary, and also requires disclosure about VIEs where an enterprise has a significant variable interest but is not the primary beneficiary. FIN 46 was effective as of the second quarter of fiscal year 2004 for VIEs existing prior to February 1, 2003. The required disclosure provisions of FIN 46 were adopted in fiscal year 2003.
      In December 2003, the FASB issued FIN 46R to further clarify the standard. As required under the most recent deferral, Valley adopted FIN 46R as of March 31, 2004. Valley analyzed FIN 46R and its impact on the financial statements with regard to the put/call agreement as well as related party lease agreements discussed in Note 10 to the financial statements. Valley concluded that the put/call agreement meets the scope exception requirements of FIN 46R for an entity deemed to be a business and therefore was not consolidated at March 31, 2004. In addition, Valley concluded that the related party lease arrangement is a variable interest entity and; therefore, is required to be consolidated with Valley’s financial statements, as of March 31, 2004, pursuant to the common control provision under FIN 46R (See Notes 1 and 14 to the Financial Statements).

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Supplemental Cash Flow Information

	For the Year Ended June 30,

	2002	2003	2004

Cash paid for certain items —
Cash payments for interest	$6,047,593	$6,565,120	$5,698,788
Cash payments for income taxes	81,185	—	820,966
Non-cash financing activity —
Issuance of seller notes	—	855,000	—
Issuance of non-compete agreements	850,000	300,000	—
Issuance of consulting agreement	—	—	150,000
Adjustment of seller notes	—	—	(82,080)
Non-cash investing activity —
Fixed asset purchases	—	—	196,169
Reclassifications
      Certain reclassifications have been made to prior year amounts to conform with the current year presentation. These reclassifications had no effect on reported net earnings.

4.	ACQUISITIONS:
      Valley acquires businesses engaged in the distribution of industrial, medical and specialty gases and related welding supplies and accessories. Acquisitions have been recorded using the purchase method of accounting and, accordingly, results of their operations have been included in Valley’s consolidated financial statements since the effective dates of the respective acquisitions. Valley allocates the purchase price based upon the fair value at the date of acquisition in accordance with SFAS No. 141, “Business Combinations”. Any contingencies are recorded when resolved.
      In August 2002, Valley purchased Gerber’s Propane, Inc. During fiscal 2002, Valley purchased Buckeye Corporation (August 2001), Mansfield Oxygen Corp. (August 2001) and Gas Arc, Inc. (December 2001).
      In connection with these acquisitions, the total purchase price, fair value of assets acquired, cash paid and liabilities assumed for the fiscal years ended June 30 were as follows:

	2002	2003	2004

Cash paid	$5,995,869	$1,054,112	$241,417
Notes issued to sellers	—	855,000	(82,080)
Notes payable and capital leases assumed	391,198	54,045	—
Other liabilities assumed and acquisition costs	850,000	300,000	—

Total purchase price allocated to assets acquired	$7,237,067	$2,263,157	$159,337

      The decrease in goodwill of $211,877 relates to settlement of a dispute related to the final purchase price of prior years acquisitions.
      The following summarized unaudited pro forma results of operations for the fiscal years ended June 30, 2002 and 2003, illustrate the estimated effects of the 2002 and 2003 acquisitions, as if the transactions were consummated as of the beginning of each fiscal year presented. These pro forma results have been prepared for comparable purposes only and do not purport to be indicative of what would have

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	ACQUISITIONS (Continued)
occurred had the acquisitions been made as of the beginning of each fiscal year, or of results which may occur in the future.

	Year Ended June 30,

	2002	2003

Net sales	$146,432,000	$151,272,330
Net earnings before income taxes	7,039,000	335,235
Pro forma net income	4,118,000	205,016
Pro forma diluted earnings per share	$0.44	$0.02

5.	GOODWILL AND OTHER INTANGIBLE ASSETS:
      On July 1, 2001, Valley adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” under which goodwill and other intangible assets with indefinite lives are not amortized. Such intangibles were evaluated for impairment as of July 1, 2001 and no impairment existed. In addition, each year, Valley will evaluate the intangible assets for impairment with any resulting impairment reflected as an operating expense. Since each Valley location is an operating segment, management considers goodwill by location in evaluating impairment. Valley’s intangibles, other than goodwill, are its noncompete agreements, consulting agreements and customer lists, which Valley has assigned definite lives equal to the terms of the agreements. As of June 30, 2004, Valley’s noncompete agreements, consulting agreements and customer lists are summarized as follows:

					Weighted
		Accumulated		Accumulated	Average
	Gross Amount	Amortization	Gross Amount	Amortization	Amortization
	as of	as of	as of	as of	Period
	June 30, 2003	June 30, 2003	June 30, 2004	June 30, 2004	(years)

Non-competition Agreements	$15,223,274	$11,353,282	$10,811,651	$8,528,931	5.2
Consulting agreements	1,163,771	1,148,593	357,411	228,244	3.0
Customer lists	—	—	339,000	39,550	15.0

Total	$16,387,045	$12,501,875	$11,508,062	$8,796,725

      Amortization expense for the years ended June 30, 2002, 2003 and 2004 totaled $2,631,213, $3,201,025 and $1,662,980, respectively. The fiscal year 2003 amortization expense included the write-off of $782,242 related to noncompete agreements that Valley determined to no longer be of value, based upon a review of each individual’s circumstances and the probability of effect on Valley’s performance. Estimated amortization expense for the next five fiscal years is summarized as follows:

Fiscal Year Ending June 30,

2005	$1,108,172
2006	$588,568
2007	$351,068
2008	$309,818
2009	$117,437

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)
      The changes in the carrying amount of goodwill for the year ended June 30, 2004, are as follows:

Balance as of June 30, 2003	$41,209,615
Goodwill acquired and final purchase price adjustments	(211,877)

Balance as of June 30, 2004	$40,997,738

      The changes in the carrying amount of goodwill for the year ended June 30, 2003 are as follows:

Balance as of June 30, 2002	$40,429,733
Goodwill acquired and final purchase price adjustments	779,882

Balance as of June 30, 2003	$41,209,615

6.	LONG-TERM DEBT:
      Long-term debt consists of the following as of June 30:

	2003	2004

Revolving note, interest at LIBOR plus 2.75% and 1.5% as of 2003 and 2004 respectively, payable monthly through June 2009, collateralized by the assets of the Valley	$55,770,000	$55,400,000
Term note, interest at LIBOR plus 2.75% as of 2003, payable monthly through June 2005, collateralized by the assets of Valley	12,000,000	—
Note payable, interest at 6.6% payable annually through October 2003, collateralized by certain assets of Valley	683,075	—
Individuals and corporations, mortgages and notes, interest at 3.75% to 10.0%, payable at various dates through 2010	5,180,189	2,890,371

	73,633,264	58,290,371
Original issue discount	(75,059)	(58,164)
Current maturities	(5,916,423)	(1,105,622)

Total long-term debt before Variable Interest Entities mortgage debt	67,641,782	57,126,585
Total Variable Interest Entities mortgage debt	—	6,705,767
Current maturities	—	(1,546,312)

Total Variable Interest Entities long-term debt	—	5,159,455

Total long-term debt	$67,641,782	$62,286,040

      The prime rate was 4.00% and 4.25% at June 30, 2003 and 2004, respectively. The LIBOR rate was 1.10% and 1.34% at June 30, 2003 and 2004, respectively.
      On June 30, 2003, Valley entered into a third amendment to the second amended and restated credit agreement. This agreement decreased the maximum revolving note borrowings to $68.5 million from the previous maximum of $75.0 million. Certain covenants were also changed. The maturity of the credit agreement at this time remained unchanged at this time.
      On April 30, 2004, Valley entered into an amended credit agreement establishing a $75 million revolving note with a maturity of five years, replacing the previous revolving and term notes. Covenant requirements under the new agreement are not significantly different than under the previous agreement.

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	LONG-TERM DEBT (Continued)
      The weighted average interest rate for substantially all of the borrowings under the credit facility, excluding the effect of interest rate swap agreements, was 2.64% as of June 30, 2004. As of June 30, 2004, availability under the revolving loan was approximately $18.0 million, with outstanding borrowings of approximately $55.4 million and outstanding letters of credit of approximately $1.6 million. The credit facility is secured by all of Valley’s assets. The revolving loan is used primarily to fund acquisitions. Valley is not required to make principal payments on outstanding balances of the revolving loan as long as certain covenants are satisfied. Interest is charged on both the term loan and the revolving loan at either the lender’s prime rate or various LIBOR rates, at Valley’s discretion, plus an applicable spread.
      The loan agreement for the credit facility, as amended, contains various financial covenants applicable to Valley, including covenants requiring minimum fixed charge coverage and maximum funded debt to EBITDA. As of June 30, 2004, Valley was in compliance with these covenants and believes that it will continue to be in compliance through at least the next twelve months. (See Note 13)
      The Variable Interest Entities debt, in the amount of $6.7 million, consists primarily of asset-backed mortgages for real estate. This debt has various interest rates ranging from 3.5% to 7.0% and various maturity dates from 2004 to 2016. Certain mortgages are personally guaranteed by Valley’s Chairman, who is the beneficial owner of 75% of Valley’s common stock and also beneficially owns more than 50% of each of these entities.
      The schedule of maturities by segment, as amended for the credit agreement for the next five years and thereafter is as follows as of June 30, 2004:

		Variable
Fiscal Year Ending June 30,	Valley	Interest Entities	Company

2005	$1,105,622	$1,546,312	$2,651,934
2006	762,056	823,812	1,585,868
2007	546,551	806,333	1,352,884
2008	189,580	790,334	979,914
2009	55,534,665	692,194	56,226,859
Thereafter	93,733	2,046,782	2,140,515

Total	$58,232,207	$6,705,767	$64,937,974

7.	PENSION PLANS:
      Valley sponsors a defined contribution pension plan (“401-k”) for employees. All employees are eligible to participate in the 401-k plan after meeting the age and service requirements. Cash contributions to the plan are based on a percentage of employees’ compensation. Pension expense for this plan was $1,049,497, $1,041,352 and $1,232,320, respectively, in fiscal years 2002, 2003 and 2004.
      In fiscal year 2003, Valley changed its contribution to the 401-k plan, eliminating the discretionary profit sharing payment. Under the revised plan, Valley contributed 3% of compensation and matched 50% of voluntary contributions by the participants, up to 4%.
      For fiscal year 2002, Valley also maintained a profit sharing plan for its employees. Profit sharing payments were based on a discretionary amount determined annually by the Board of Directors and were paid as additional cash contributions to the pension plan. In fiscal year 2002, the amount of additional cash contributions distributed to the employees’ pension plan amounted to $54,000.

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	EARNINGS PER SHARE:
      Basic earnings per share were computed based on the weighted average number of common shares issued and outstanding during the relevant periods. Diluted earnings per share were computed based on the weighted average number of common shares issued and outstanding plus additional shares assumed to be outstanding to reflect the dilutive effect of common stock equivalents using the treasury stock method.

	Year Ended June 30,

	2002	2003	2004

Net earnings available for common stock	$4,220,834	$236,370	$7,679,859

Basic earnings per common share:
Weighted average common shares	9,347,584	9,350,068	9,381,447

Basic earnings per common share	$0.45	$0.03	$0.82

Diluted earnings per common share:
Weighted average common shares	9,347,584	9,350,068	9,381,447
Shares issuable from assumed conversion of common stock equivalents	50,930	42,817	62,639

Weighted average common and common equivalent shares	9,398,514	9,392,885	9,444,086

Diluted earnings per common share	$0.45	$0.03	$0.81

      Options to purchase 154,500, 481,750 and 251,534 shares of common stock were outstanding during fiscal years 2002, 2003 and 2004, respectively, but were not included in the computation of diluted earnings per common share as the options’ exercise price was greater than the average market price of the common stock for the respective periods.

9.	LEASE OBLIGATIONS:
      Valley leases real estate at several locations for use as branch stores and warehouses. Certain equipment is also leased. All of the leases, which are with related and unrelated parties, are classified as operating leases. The lease terms expire at various dates through April 2013, with options to renew for periods of three to five years. The Company’s lease expenses charged to operations were $4,722,281, $5,181,093 and $2,549,678, respectively, in fiscal years 2002, 2003 and 2004. Fiscal 2004 is net of the elimination of $2,774,824 intercompany rent as a result of FIN 46R, “Consolidation of Variable Interest Entities” at March 31, 2004.
      Certain lease agreements contain rent escalation clauses that are generally based on changes in the consumer price index over the escalation term. These leases are accounted for in accordance with SFAS No. 13, SFAS No. 29 and FTB 88-1. Our lease arrangements do not include any step rent provisions, capital improvement funding or significant lease concessions. Leasehold improvements are depreciated over the life of the lease or the useful life of the asset, whichever is shorter, which is consistent with the lease term used to recognize rent expense.
      During fiscal year ended June 30, 2004, Valley entered into agreements to cancel the lease obligations for four properties, three of which Valley had discontinued use of. Under these agreements, Valley paid $700,284 which was included in operating expenses for the year ended June 30, 2004 to cancel the remaining term of leases and the remaining obligations of $2,270,028. In fiscal 2003, Valley terminated its lease for use of an aircraft by buying out the remainder of the lease for $267,029. Valley believes that

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	LEASE OBLIGATIONS (Continued)
these arrangements have not been less favorable than could have been obtained in arms-length transactions with unrelated third parties.
      Minimum future rental payments under noncancelable operating leases for each of the next five fiscal years are as follows:

Fiscal Year Ending June 30,	Real Estate	Equipment	SubTotal	Elimination(1)	Final Total

2005	$2,850,356	$34,150	$2,884,506	$1,968,160	$916,346
2006	2,586,781	26,100	2,612,881	1,944,110	668,771
2007	2,439,580	26,100	2,465,680	1,944,110	521,570
2008	2,328,904	—	2,328,904	1,883,285	445,619
2009	2,132,661	—	2,132,661	1,779,110	353,551

Totals	$12,338,282	$86,350	$12,424,632	$9,518,775	$2,905,857

(1)	Reflects the elimination of intercompany rent as a result of FIN 46R, “Consolidation of Variable Interest Entities” at March 31, 2004.

10.	RELATED PARTY TRANSACTIONS:
      Valley leases buildings and equipment and rents cylinders under operating leases, from related parties, including the sole shareholder prior to Valley’s initial public offering and corporations owned by such sole shareholder and former officers of Valley. Valley concluded that the related party lease agreement entities (“VARIABLE INTEREST ENTITIES”) are required to be consolidated, as of March 31, 2004, pursuant to common control provisions under FIN 46R (See Note 14). These lease agreements have various maturity dates through April 2013. These transactions and balances for the year ended June 30 are summarized as follows:

	2002	2003	2004

Transactions —
Lease of buildings and equipment	$2,259,800	$2,254,345	$2,774,824
Rental of aircraft	85,884	338,599	—
      Valley has entered into a master lease agreement for a significant portion of its operating properties with a related party. The term of this master lease agreement is ten years with annual minimum lease payments of $1,725,192 with renewal options. The master lease agreement has been accounted for as an operating lease in the accompanying consolidated financial statements. During fiscal year ended June 30, 2004, Valley entered into agreements to cancel the lease obligation for three properties that Valley had discontinued use of. Under this agreement, Valley paid $537,258 which was included in operating expenses for the year ended June 30, 2004 to cancel the remaining term of leases and the remaining obligations of $1,979,668. In fiscal 2003, Valley terminated its lease for use of an aircraft by buying out the remainder of the lease for $267,029. Valley believes that these arrangements have not been less favorable than could have been obtained in arms-length transactions with unrelated third parties.
      Pursuant to a Consulting Agreement, Valley retained ADE Vantage, Inc. (“ADE”), a consulting company wholly-owned by Mr. Indelicato, CEO and Vice Chairman of the Board of Directors of Valley, to provide consulting services, including appraisal valuation services used in connection with the adoption of SFAS No. 142. Valley pays Mr. Indelicato a monthly retainer fee of $7,000, reimburses for out-of-pocket expenses, retains ADE for related acquisition services and provides a variable payment for each acquisition completed based on the purchase price and the annual sales of the acquired business. Payments

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	RELATED PARTY TRANSACTIONS (Continued)
to Mr. Indelicato and ADE for fiscal years 2002, 2003 and 2004 totaled $168,982, $155,327 and $220,216 respectively. This agreement has a two year term and was renewed July 1, 2004.

11.	STOCK OPTIONS:
      Valley adopted a stock option plan during fiscal year 1997 (the 1997 Plan). A total of 650,000 shares are authorized and have been reserved for issuance under the 1997 Plan. These options are incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The 1997 Plan is administered by the Nominating and Compensation Committee of the Board of Directors who determines, among other things, those individuals who shall receive options, the time period during which the options may be exercised, the number of shares of common stock that may be purchased under each option, and the option price. All options granted under the Plan have a ten year expiration and vest three years after the grant date.
      The following summarizes the activity under the 1997 Plan:

	Number of Shares	Range of Option Price	Weighted Average

Outstanding, June 30, 2001	347,875	$3.125 – $10.750	$5.26
Granted	40,000	$5.550 – $ 6.850	6.69
Exercised	—	—	—
Cancelled	36,375	$3.125 – $ 8.000	4.40

Outstanding, June 30, 2002	351,500	$3.125 – $10.750	$6.19
Granted	140,000	$5.700 – $ 8.000	7.20
Exercised	9,250	$ 3.125	3.13
Cancelled	500	$10.750	10.75

Outstanding, June 30, 2003	481,750	$3.125 – $10.750	$6.54
Granted	50,000	$ 8.000	8.00
Exercised	107,750	$3.125 – $ 8.00	5.38
Cancelled	5,825	$ 3.75 – $ 6.85	6.85

Outstanding, June 30, 2004	418,175	$3.125 – $10.750	$6.09

		Weighted Average
Options Exercisable at:	Number of Shares	Exercise Price

June 30, 2002	211,700	$7.38
June 30, 2003	244,700	$6.79
June 30, 2004	192,175	$6.73

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	STOCK OPTIONS (Continued)
      The following table summarizes the status of the stock options outstanding and exercisable at June 30, 2004 and June 30, 2003:

Stock Options Outstanding			Stock Options Exercisable

	Number	Weighted Average	Weighted
	Outstanding	Remaining	Average
Exercise Price	as of 6/30/04	Contractual Life	Exercise Price	Shares

$3.125	14,000	5.5	$3.125	14,000
3.750	18,700	6.5	3.750	18,700
5.550	5,000	7.3	—	—
5.625	41,975	4.5	5.625	41,975
5.700	8,000	8.6	—	—
6.200	50,000	8.3	—	—
6.500	2,000	8.1	—	—
6.850	31,000	7.5	—	—
8.000	246,000	6.2	8.000	116,000
10.750	1,500	3.3	10.750	1,500

$7.037	418,175	6.7	$6.734	192,175

Stock Options Outstanding			Stock Options Exercisable

	Number	Weighted Average	Weighted
	Outstanding	Remaining	Average
Exercise Price	as of 6/30/03	Contractual Life	Exercise Price	Shares

$3.125	33,500	6.5	$3.125	33,500
3.750	57,050	7.5	—	—
5.550	5,000	8.3	—	—
5.625	57,200	5.5	5.625	57,200
5.700	8,000	9.6	—	—
6.200	50,000	9.3	—	—
6.500	2,000	9.1	—	—
6.850	35,000	8.5	—	—
8.000	233,000	5.9	8.000	153,000
10.750	1,000	4.3	10.750	1,000

$6.541	481,750	6.7	$6.789	244,700
      The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123) in October 1995. This statement establishes a fair value based method of financial accounting and related reporting standards for stock-based employee compensation plans. SFAS No. 123 became effective for fiscal year 1997 and provides for adoption in the income statement or through footnote disclosure only. Valley has continued to account for the 1997 Plan under APB No. 25, “Accounting for Stock Issued to Employees”, as permitted by SFAS No. 123.

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	STOCK OPTIONS (Continued)
      The fair value of each option grant was estimated on the date of grant using an option pricing model with the following assumptions:

	2002	2003	2004

Risk-Free Interest Rate	4.9%	3.1%	3.8%
Expected Lives	7 years	7 years	7 years
Expected Dividend Yield	0.00%	0.00%	0.00%
Expected Volatility	30.90%	23.72%	22.43%

12.	INCOME TAXES:
      Valley accounts for income taxes in accordance with the provisions of SFAS No. 109. Although there can be no assurance that Valley will generate any earnings or specific level of continuing earnings in future periods, management believes that it is more likely than not that the net deductible differences will reverse during periods when Valley generates sufficient net taxable income.
      The reconciliation of income taxes computed using the statutory U.S. income tax rate and the provision for income taxes follows:

	2002

	Amount	Rate

Federal statutory rate	$2,453,134	34.0%
State taxes, net of federal benefit	432,906	6.0%
Other	108,227	1.5%

Provision for income taxes	$2,994,267	41.5%

	2003

	Amount	Rate

Federal statutory rate	$131,747	34.0%
State taxes, net of federal benefit	17,437	4.5%
Other	1,937	0.5%

Provision for income taxes	$151,121	39.0%

	2004

	Amount	Rate

Federal statutory rate	$4,147,927	34.0%
State taxes, net of federal benefit	617,939	5.0%
Other	(245,939)	(2.0)%

Provision for income taxes	$4,519,927	37.0%

      Based upon the Company’s operating results, permanent differences and tax audit outcomes related to recorded tax exposure, it is reasonably possible our effective income tax rate could vary in the future.

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	INCOME TAXES (Continued)
      The provision for income taxes as shown in the accompanying consolidated statement of operations includes the following components for the year ended June 30:

	2002	2003	2004

Current provision —
Federal	$(58,527)	$(1,587,681)	$773,714
State	(12,915)	(233,482)	106,605

Total current provision (benefit)	$(71,442)	$(1,821,163)	$880,319

Deferred provision
Federal provision	$2,605,853	$1,663,381	$3,172,992
State provision	459,856	308,903	466,616

Total deferred provision	3,065,709	1,972,284	3,639,608

Provision for income taxes	$2,994,267	$151,121	$4,519,927

      The components of the deferred tax assets and liabilities recorded in the accompanying consolidated balance sheets at June 30, 2002, 2003 and 2004 were as follows:

	2002	2003	2004

Deferred tax assets	$4,411,130	$5,527,045	$2,346,484
Deferred tax liabilities	(17,464,332)	(20,726,545)	(21,977,647)

Net deferred tax liability	$(13,053,202)	$(15,199,500)	$(19,631,163)

Consisting of —
Basis difference of property	$(17,464,332)	$(20,726,545)	$(22,554,826)
Basis difference of inventory	422,476	270,083	289,686
Derivatives designated as cash flow hedges	1,422,908	1,926,706	789,539
Financial reserves not currently deductible for tax purposes	699,341	2,040,661	1,253,536
Amortization of intangibles	1,324,818	842,932	143,744
Unearned revenue	541,587	446,663	447,158

	$(13,053,202)	$(15,199,500)	$(19,631,163)

13.	COMMITMENTS AND CONTINGENCIES
      Some industrial gases and propane are flammable, explosive products. Serious personal injury and property damage can occur in connection with its transportation, storage, production or use. Valley, in the ordinary course of business, is threatened with or is named as a defendant in various lawsuits which, among other items, seek actual and punitive damages for product liability, personal injury and property damage. Valley maintains liability insurance policies with insurers in such amounts and with such coverages and deductibles as Valley believes is reasonable and prudent. However, there can be no assurance that such insurance will be adequate to protect Valley from material expenses related to such personal injury or property damage or that such levels of insurance will continue to be available in the future at economical prices. Management is of the opinion that there are no known claims or known contingent claims that are likely to have a material adverse effect on the results of operations, financial condition or cash flows of Valley.

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	COMMITMENTS AND CONTINGENCIES (Continued)
      During fiscal year 2003, Valley incurred charges of $0.5 million related to the severance payments for certain terminated employees as part of Valley’s organization strengthening program. Substantially all of these payments had been made as of June 30, 2004.
      Valley entered into a put/call option agreement in May 1998 with an independent distributor for the purchase of its business. The put option became exercisable in May 2002 and ends in May 2005. The call option becomes exercisable upon expiration of the put option and ends in May 2008. The total purchase price of this acquisition is currently estimated to be $10 million based upon the purchase price calculation stipulated in the agreement, which includes a $1 million non-refundable fee previously paid for this option. Management believes that the carrying value of the option is not impaired, based upon its estimated market value of such independent distributor. Valley could incur a loss when the put option is exercised if the market value of the option at inception is greater than the market value of the option at the date of purchase. Management believes that a material loss is unlikely to occur based upon the historical performance of the independent distributor. In addition, Valley believes that it will have adequate capital resources available to fund this acquisition and be in compliance with it debt covenant requirements at such time that the option is exercised. Valley concluded that the put/call agreement meets the scope exception requirements of FIN 46R for an entity deemed to be a business and was therefore not consolidated at March 31, 2004.
      Valley leases buildings and equipment and rents cylinders from related parties, including the sole shareholder prior to Valley’s initial public offering and corporations owned by such sole shareholder and former officers of Valley. Valley concluded that the related party lease agreement entities (“Variable Interest Entities”) are required to be consolidated, as of March 31, 2004, pursuant to common control provisions under FIN 46R (See Note 14). These lease agreements have various maturity dates through April 2013. For the year ended June 30, 2004, 2003 and 2002 Valley incurred expenses under these leases of $2,774,824, $2,254,345 and $2,259,800 respectively. Valley entered into agreements, during fiscal 2004, to cancel the lease obligations for three properties that Valley had discontinued use of. Under this agreement, Valley paid $537,258 which was included in operating expenses for the year ended June 30, 2004 to cancel the remaining term of leases and the remaining obligations of $1,979,668. This charge was eliminated in the consolidation of the Variable Interest Entities (See Note 9 and 14).
      In September 1991, in connection with the purchase by Valley of certain assets of Praxair, Inc. (Praxair), Valley, Gary E. West and certain of his affiliates entered into a Right of First Refusal Agreement with Praxair. In March 1997, the parties to such agreement entered into an Amended and Restated Right of First Refusal Agreement (the Right of First Refusal Agreement) in connection with Valley’s reorganization. Pursuant to this agreement, if at any time during the term of the agreement Valley wishes to accept a third party offer to purchase all or a material part of the assets of Valley, or Mr. West and his affiliates wish to accept an offer to purchase shares of capital stock of Valley (the Capital Stock) owned by them in a transaction that would result in Mr. West and his affiliates collectively owning less than 51% of Valley’s issued and outstanding shares of Capital Stock on a fully diluted basis or owning less than 51% of the combined voting power of all outstanding voting securities of Valley, Praxair will have a right of first refusal to match the offer. In addition, in the absence of a third party offer, if (a) Mr. West and his affiliates wish to sell shares of Common Stock which would result in their owning collectively less than 51% or more of Valley’s issued and outstanding shares of Common Stock, (b) Valley wishes to sell all or a material part of its assets, or (c) Valley wishes to issue additional shares or options or securities exercisable or convertible into shares of Common Stock, pursuant to employee stock options, a public offering, private placement, merger, share exchange or otherwise, which in the aggregate on a fully diluted basis would result in Mr. West and his affiliates collectively owning less than 51% of all the issued outstanding shares of Common Stock, then Praxair will have the right to purchase from Mr. West and his

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
13.                        COMMITMENTS AND CONTINGENCIES (Continued)
affiliates up to all of the issued and outstanding shares of Common Stock held by them (but not less than 51% of all of the issued and outstanding shares of Valley’s Common Stock on a fully diluted basis) at the then prevailing market price. If Praxair does purchase shares of Capital Stock from Mr. West and his affiliates as described in this paragraph, then Mr. West and his affiliates will be bound by certain non-compete provisions, as described in the Right of First Refusal Agreement, for a period of three years from such purchase.

14.	VARIABLE INTEREST ENTITIES
      Valley leases buildings and equipment and rents cylinders under operating leases from related parties, collectively referred to as “Variable Interest Entities”, primarily including West Rentals, Inc., G.E.W. Real Estate LLC, RealEquip-Lease LLC, Equip-Lease Co. and Acetylene Products Corp. The primary activity of these entities is to purchase, develop, sell and/or lease real estate. Valley has historically entered into these leases to preserve its capital to support its growth through acquisition strategy. Valley’s Chairman, who is the beneficial owner of 75% of Valley’s common stock, beneficially owns greater than 50% of each of these entities. These arrangements are supported by a master lease agreement, as well as certain individual lease agreements, that do not contain a bargain purchase option, fixed renewal option or residual value guarantee. Valley has no equity interest in any of the entities included in the Variable Interest Entities. Additionally, the creditors and beneficial interest holders of the entities have no recourse to the general credit of Valley.
      Based upon current interpretation of FIN 46R, in situations where no contractual residual value guarantees exist, a related party lease is presumed to contain an implied residual value guarantee. Therefore, management concluded that these entities collectively represent a variable interest entity under the provisions of FIN 46R. The accounting policies of the Variable Interest Entities are similar to those of Valley including the following:
      The Variable Interest Entities’ debt, in the amount of $6.3 million at June 30, 2004, consists primarily of asset-backed mortgages for real estate. The assets that are collateral for the Variable Interest Entity’s obligations are classified as land and buildings and improvements upon adoption of FIN46 beginning March 31, 2004. The carrying value of these assets totaled $11.4 million at June 30, 2004. This debt has various interest rates ranging from 3.5% to 6.0% and various maturities from 2005 to 2016. Certain mortgages are personally guaranteed by the Chairman of Valley.
Revenue Recognition
      Rental revenue for real estate property, equipment and cylinders is recorded ratably over the life of the agreement.
Property, Plant and Equipment
      Depreciation is computed, primarily, using declining balance methods as well as the straight line method over the estimated useful lives of the properties as follows:

Years

Buildings and improvements	15-40
Equipment	5-10
Furniture and fixtures	7
      Accordingly, as a result of the implied residual value guarantee, Valley is considered the primary beneficiary, and has consolidated the historical balance sheet of the entities as of March 31, 2004, the date

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	VARIABLE INTEREST ENTITIES (Continued)
of adoption of the consolidation provision of FIN 46R. All intercompany balances have been eliminated in consolidation.
      The following table shows the consolidating balance sheet of the Company at June 30, 2004:

	As of June 30, 2004

		Variable
		Interest
	Valley	Entities	Eliminations	Company

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$105,699	$443,303	—	$549,002
Accounts receivable, net of allowance for doubtful accounts of $814,846 and $747,309, respectfully	14,726,848	1,544,471	$(1,227,679)	15,043,640
Inventory	9,415,875	—	—	9,415,875
Prepaids and other current assets	873,681	10,000	—	883,681
Deferred tax assets	2,346,484	—	—	2,346,484
Refundable taxes	1,183,324	—	—	1,183,324

Total current assets	28,651,911	1,997,774	(1,227,679)	29,422,006

PROPERTY, PLANT AND EQUIPMENT:
Land	55,000	2,128,176	—	2,183,176
Buildings and improvements	6,330,221	12,199,606	—	18,529,827
Equipment	88,479,962	604,700	—	89,084,662
Transportation equipment	17,912,966	145,549	—	18,058,515
Furniture and fixtures	7,830,225	130,977	—	7,961,202

Total property, plant and equipment	120,608,374	15,209,008	—	135,817,382
Accumulated depreciation	(49,360,206)	(3,788,204)	—	(53,148,410)

Net property, plant and equipment	71,248,168	11,420,804	—	82,668,972

OTHER ASSETS:
Non-compete agreements, consulting agreements and customer lists, net of accumulated amortization of $12,501,875 and $8,796,725, respectively	2,711,337	—	—	2,711,337
Goodwill	40,997,738	—	—	40,997,738
Deposits and other assets	1,523,532	11,457	—	1,534,989

Total other assets	45,232,607	11,457	—	45,244,064

TOTAL ASSETS	$145,132,686	$13,430,035	$(1,227,679)	$157,335,042

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	VARIABLE INTEREST ENTITIES (Continued)

	As of June 30, 2004

		Variable
		Interest
	Valley	Entities	Eliminations	Company

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,105,622	$1,546,312	—	$2,651,934
Bank overdraft	918,046	—	$(250,000)	668,046
Accounts payable	7,982,973	252,220	—	8,235,193
Accrued compensation and employee benefits	3,734,967	—	—	3,734,967
Interest rate derivatives	1,760,338	—	—	1,760,338
Other current liabilities	2,378,582	112,869	—	2,491,451

Total current liabilities	17,880,528	1,911,401	(250,000)	19,541,929
LONG-TERM DEBT, less current maturities	57,126,585	6,137,134	(977,679)	62,286,040
DEFERRED TAX LIABILITIES	21,977,647	—	—	21,977,647
OTHER LONG-TERM LIABILITIES	1,681,696	—	—	1,681,696
INTEREST RATE DERIVATIVES	358,105	—	—	358,105

Total liabilities	99,024,561	8,048,535	(1,227,679)	105,845,417

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN VARIABLE INTEREST ENTITIES	—	—	5,381,500	5,381,500
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share — Authorized, 5,000,000 shares, none Issued or Outstanding	—	—	—	—
Common stock, par value $.001 per share — Authorized, 30,000,000 shares; Issued, 9,620,084 shares, Outstanding; 9,356,834 and 9,464,584 shares, respectively	9,620	3,800	(3,800)	9,620
Paid-in-capital	18,905,761	335,985	(335,985)	18,905,761
Retained earnings	29,668,686	5,041,715	(5,041,715)	29,668,686
Accumulated other comprehensive loss	(1,184,309)	—	—	(1,184,309)
Treasury stock at cost, 263,250 and 155,500 shares, respectively	(1,291,633)	—	—	(1,291,633)

Total stockholders’ equity	46,108,125	5,381,500	(5,381,500)	46,108,125

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$145,132,686	$13,430,035	$(1,227,679)	$157,335,042

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	VARIABLE INTEREST ENTITIES (Continued)
      The following table shows the consolidating income statement of the Company at June 30, 2004:

	For the year ended June 30, 2004

		Variable
		Interest
	Valley	Entities	Eliminations	Company

NET SALES	$154,455,606	$1,046,559	$(1,046,559)	$154,455,606
COSTS AND EXPENSES:
Cost of products sold, excluding depreciation and amortization	71,557,747	—	—	71,557,747
Operating, distribution and administrative	57,930,774	346,819	(1,046,559)	57,231,034
Depreciation	5,713,067	98,076	—	5,811,143
Amortization of intangibles	1,662,980	—	—	1,662,980
(Gain) loss on disposal of assets	(69,783)	295,202	—	225,419

Total costs and expenses	136,934,351	149,693	(1,046,559)	136,037,485

INCOME FROM OPERATIONS	17,521,255	896,866	—	18,418,121

INTEREST EXPENSE	5,579,162	77,904	—	5,657,066

OTHER INCOME/(EXPENSE):
Interest and dividend income	220,147	5,569	—	225,716
Other income (expense)	37,546	55,704	—	93,250

Total other income	257,693	61,273	—	318,966

EARNINGS BEFORE MINORITY INTEREST	12,199,786	880,235	—	13,080,021
MINORITY INTEREST	—	880,235	—	880,235

NET EARNINGS BEFORE TAXES	12,199,786	—	—	12,199,786
PROVISION FOR INCOME TAXES	4,519,927	—	—	4,519,927

NET EARNINGS	$7,679,859	$—	$—	$7,679,859

15.	SEGMENT DATA
      Effective with the adoption of FIN 46R and the required consolidation of certain variable interest entities in the third quarter of 2004 (See Note 1), Valley has two reportable segments: Valley and Variable Interest Entities. Since these are two separate and distinct businesses, the financial information for each company is maintained and managed separately. The results of operations and assets for each of these segments are derived from each company’s financial reporting system. All intercompany activity is eliminated in consolidation.
      The Variable Interest Entities reportable segment, including West Rentals, Inc., G.E.W. Real Estate LLC, RealEquip-Lease LLC, Equip-Lease Co. and Acetylene Products Corporation, primarily purchases, develops, sells and/or leases real estate.
      The Valley reportable segment operates 64 retail and distribution locations in 11 states. All locations offer the same core products of packaged gases, welding equipment and supplies. All locations generally sell to the same types of customers such as metal fabrication, construction, general industrial, research and laboratory, hospital and other medical, commercial, agricultural and residential. The Company considers

VALLEY NATIONAL GASES INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
15.                        SEGMENT DATA (Continued)
each of the locations to be an operating segment as defined in SFAS No. 131, however, none of these locations individually meet the quantitative thresholds stated in SFAS No. 131 of 10% of revenue (or profits or assets). In addition, these segments are so similar in economic characteristics, long-term gross margin averages, products sold, types of customers, methods of distribution and regulatory environment that these operating segments should be aggregated into one reporting segment.
      Identifiable assets by reporting segment are as follows at June 30, 2004:

Valley	$145,132,686
Variable Interest Entities	12,202,356

Total assets	$157,335,042

16.	QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

	Quarter Ended

	September 30	December 31	March 31	June 30(1)(2)

	(In Thousands)
Fiscal 2004 —
Net sales	$32,435	$39,120	$47,926	$34,975
Income from operations	2,409	4,815	7,556	3,638
Net earnings	614	2,087	3,766	1,213
Basic earnings per share	0.07	0.22	0.40	0.13
Diluted earnings per share	0.07	0.22	0.40	0.12
Fiscal 2003 —
Net sales	$33,453	$38,676	$45,819	$33,284
Income (loss) from operations	2,190	3,604	5,278	(4,280)
Net earnings (loss)	104	1,387	2,174	(3,429)
Basic earnings (loss) per share	0.01	0.15	0.23	(0.36)
Diluted earnings (loss) per share	0.01	0.15	0.23	(0.36)

(1)	Fiscal year 2003 includes the effect of charges associated with the Company’s repositioning initiatives of $5.3 million of which $1.4 million was associated with disposal of slow-moving inventory, $.7 million related to changes in medical accrual, $2.1 million related to severance, benefit and lease expense and the remaining $1.1 million related to the write-off of non-compete agreements and accelerated depreciation for certain assets. $4.7 million of these charges were reflected in fourth quarter earnings.

(2)	Fiscal year 2004 operating and administrative expenses for the three months and twelve months ended June 30, 2004 include a reduction of $0.8 million in rent expense, partially offset by other expenses, as a result of consolidating under FIN 46R, Variable Interest Entities owned by a related party that leases properties to Valley as of March 31, 2004.